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                                                                  Exhibit 10.3.2

                                 EMPLOYMENT AGREEMENT

    THIS AGREEMENT made as of January 1, 1997, by and between BALLANTYNE OF OMAHA, INC. (Ballantyne), an Delaware corporation with offices at 4350 McKinley Street, Omaha, Nebraska 68112 (the "Company"), and John P. Wilmers an individual residing at 17116 "S" Street, Omaha, Nebraska 68135 (the "Employee").

                                 W I T N E S S E T H

    WHEREAS, the Employee has been a key employee of Ballantyne for many years, and in connection therewith entered into an employment agreement with Ballantyne dated October 14, 1991; and an extension agreement with reference thereto on July 8, 1996;

    WHEREAS, the Employee and Ballantyne desire to execute a new employment agreement;

    NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties intending to be legally bound agree as follows:

    1.   TERMINATION OF PRIOR EMPLOYMENT AGREEMENT.
         The employment agreement between Ballantyne and the Employee, dated October 15, 1991 and the extension agreement dated July 8, 1996 , are hereby terminated and shall be of no further force and effect.

    2.   EMPLOYMENT.
         The Company hereby employs the Employee and the Employee hereby agrees to be employed by the Company upon the terms and conditions hereinafter set forth. Until March 31, 1997, the Employee shall continue to perform those duties set forth in the prior agreement dated October 14, 1991. Effective April 1, 1997, the Employee agrees to serve as President and CEO of Ballantyne of Omaha, Inc., and in such capacity to exercise general direction and control over its total business operations.

    3.   DUTIES AND SERVICES.
         (a) The Employee shall perform such services as may be assigned to the Employee by the Chairman or Board of Directors.

         (b) The Employee agrees to devote all of the Employee's time and efforts to the performance of the Employee's duties as an employee of the Company. The Employee shall not during the term hereof perform any services for any person, firm or corporation, other than as approved in writing by the Company. The prohibitions of this section shall apply to indirect activities of the Employee as well as direct activities, and will accordingly


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prohibit activities of persons with whom the Employee is "affiliated", as that term is defined under the Securities Act of 1933, as amended, and the Rules and Regulations thereunder.

         (c) The Employee shall undertake such travel as may be necessary or desirable to promote the business and affairs of the Company.

    4.   TERM.
         (a) Except as otherwise hereinafter specifically provided, the term of this employment agreement shall be for a period of five years from the date hereof.

         (b) Notwithstanding anything to the contrary provided herein, the Company or the Employee may give the other 120 days notice prior to the end of the term, or of any extension or renewal thereof, of such party's intention to negotiate a new employment arrangement commencing at the end of the term or to terminate this contract. In the event no such notice is given, the term described at subparagraph (a) above shall automatically continue for an additional year, and this subsection (b) shall be applicable again within such extension.

         (c) This Agreement may be terminated by the Company, at its discretion, upon the Employee's death, inability to perform or incapacity (being defined as inability to perform normal activities and functions for a period of 180 consecutive days), or for cause. A termination for cause for purposes of this Agreement shall be that the Employee (I) acted dishonestly or incompetently or engaged in willful misconduct in the performance of the Employee's duties,
(ii) breached a fiduciary duty to the Company, (iii) intentionally failed to perform reasonably assigned duties, (iv) willfully violated any law, rule or regulation (other than minor traffic violations or similar offenses) or any final cease and desist order, or (v) breached this Agreement and such breach is not cured by Employee after ten (10) days written notice.

         (d) This Agreement may be terminated by the Employee in the event that Company breaches this Agreement and such breach is not cured by the Company after 10 days written notice.

         (e) In the event the Company shall be sold, either by a sale of assets or corporate stock, the purchaser shall assume this contract of employment. If, at the time of such sale, the remaining term of this contract shall be less than three years, the purchaser shall have the option to extend the term for a period expiring three years from the closing date of the sale. The purchaser shall have ninety days from the closing date to exercise this option. If the purchaser shall fail to exercise this option within such ninety days, then, upon termination of the term of this contract, Employee shall continue to be paid the basic compensation as set forth in Paragraph 5 (a) from the date of termination until the expiration of three years following the closing date of the sale (the "additional period"). Employee


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shall receive no additional compensation, as described in Paragraph 5 (b) during such additional period.

    5.   COMPENSATION.
         (a)    BASIC COMPENSATION.    For all of the services to be rendered
by the Employee in any capacity hereunder, the Company shall pay the Employee salary at the annual rate of one hundred sixty-five thousand dollars and the Company shall review such salary annually as of January 1 during each subsequent year of this Agreement but in no event shall the basic compensation in each subsequent year be less than the aforesaid amount. The compensation paid hereunder to the Employee shall be paid in accordance with the payroll practices conducted by the Company and shall be subject to the customary withholding taxes and other employment taxes as required with respect to compensation paid by a corporation to an employee.

         (b)    ADDITIONAL COMPENSATION.    In addition to the basic
compensation set forth at Paragraph 5(a) above, the Company shall pay the Employee additional compensation based upon the following profit sharing program:

              The profit sharing equity threshold shall be based on the equity as of the beginning of the fiscal year. Such threshold is to be set at 20% of equity as defined.

              The profit sharing pool shall be based on operating income (income before income taxes, but after management fees, amortization of goodwill, other costs associated with acquisitions, and interest from debt incurred with respect to acquisitions of business or of plant and capital equipment). The pool shall be set at 14%.

              The pool shall be calculated as 14% of operating income, as defined above, in excess of the 20% of the equity threshold, as defined above, for any fiscal year.

              The Employee will determine the allocation of the pool between participants, subject to approval of the Compensation Committee. The Employee's portion of the profit sharing pool may not exceed 40% of the total pool.


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              For illustrative purposes only, the following is an example of the profit sharing calculation based on return on equity for the 1994.

              Threshold Percentage                           20%

    Equity Beginning of Year                          7,660,050
    Times:  Threshold Percentage                             20%
    Threshold Amount                                  1,532,010

    Operating Income                                  4,189,121
    Add Back:  Accrued Estimated Profit
               Sharing Expense                          445,053
    Operating Income before Profit Share              4,634,174
    Less:  Threshold                                  1,532,010
    Profit Share Earnings                             3,102,164
    Times:  Pool Percentage                                  14%
    Pool Amount                                         434,302

         (c)  DEFINITION:  PAYMENT.    Computation of additional compensation
shall be made by the company within 30 days of the end of each calendar year, and shall be paid within one month from the date the Company makes such determination.

         (d)  SERVICES FOR LESS THAN A FULL YEAR.    Except as provided at
subsection (e), with respect to the determination of additional compensation for any calendar year in which an Employee does not render services hereunder for the full twelve month period, the Company shall compute the additional compensation in the same manner as described at subsection (b), for the period from the commencement of such fiscal period (i.e., January 1) through the last day of the calendar month preceding termination.

         (e)  TERMINATION OF EMPLOYMENT.    Upon termination of employment for
any reason, the Employee shall be entitled to receive the basic compensation accrued but unpaid as of the date of termination. Upon termination of employment of the Employee by the Company for any reason other than for cause, the Employee shall also be entitled to receive the additional compensation computed as set forth above. Nothing herein contained shall be construed to deprive Employee of any other remedy at law or in equity for breach of this contract by Company if Employee's employment is terminated by the Company without cause.

         (f)  DISPUTES.    In the event of a dispute in the calculation of
additional compensation by the Company hereunder relating to the calculation of net sales or pre-tax earnings of the Company, such net sales and pre-tax earnings shall be determined by the certified public accountant retained by the Company, and such determination (including any


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allocations with respect to transactions between the Company and its affiliates)
shall be absolute, conclusive and binding upon the Company and the Employee, except in the event of gross malfeasance or fraud. The company and the Employee shall each pay one half of the fees and disbursements of such certified public accountants with respect to such determination.

    6.   EXPENSES AND VACATIONS.
         (a) The Company shall reimburse the Employee for all reasonable and necessary travel and entertainment expenses incurred by the Employee in the performance of the Employee's duties hereunder upon submission of vouchers and receipts evidencing such expenses. In addition, the Company shall provide the Employee with an automobile to be used in the performance of the Employee's duties hereunder.

         (b) The Employee shall be entitled to vacation during each twelve months of employment in accordance with applicable Company policy. All vacations shall be in addition to recognized national holidays. During all vacations, the Employee's compensation and other benefits as stated herein shall continue be paid in full. Such vacations shall be taken only at times convenient for the Company.

    7.   OTHER BENEFITS.    In addition to the compensation and to the rights
provided for elsewhere in this agreement, the Employee shall be entitled to participate in each plan of the company now or hereafter adopted for the benefit of executive employees of the Company, to the extent permitted by such plans and by applicable law, including, but not limited to, (I) profit sharing plan, (ii) medical expense insurance program, (iii) pension plan, and (iv) incentive compensation plan.

         (a) The Company further agrees to continue the Employee's medical coverage for Employee and his eligible dependents, at the Company's expense, until the Employee attains age 65, and for the Employee's spouse until she attains the age of 65, even though such events may occur after this agreement expires, provided the Employee remains in the employ of the Company until his retirement. After age 65, the Employee and his eligible dependents, shall only be entitled to medical insurance coverage to the extent, if any, that the Company provides such coverage for other retired senior executives, except that the Company shall continue to provide medical coverage for the Employee's spouse until she attains the age of 65, provided the Employee remains in the employ of the Company until his retirement.

    8.   DISCLOSURE OF INFORMATION.    The Employee acknowledges that the
Company's trade secrets as they may exist from time to time, including, but not limited to, the company's list of customers, processes, ideas, plans, programs, procedures and know-how, are valuable, special and unique assets of the Company's business, access to and knowledge of which are essential to the performance of the Employee's duties hereunder. The parties agree that the Employee will not, during or after the term of the Employee's employment by the Company,


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disclose such secrets to any person, firm, corporation, association or other entity or use such secrets for any reason or purpose whatsoever; nor shall the Employee make use of any such property for the Employee's own purposes or for the benefit of any person, firm, corporation or other entity (except the Company) under any circumstances during or after the term of the Employee's employment. Nothing in this section shall limit the Employe's right to carry the Employee's accumulated career knowledge and professional skills to any future employment, subject to the specific limitations of the foregoing provisions of this section and the restrictive covenant elsewhere set forth herein.

    9.   RESTRICTIVE COVENANT.    The Employee agrees that at the expiration of
this Agreement or at termination for any reason whatsoever, the Employee shall not, for a period of three years thereafter, engage in any business, as principal, employee or otherwise, which competes with the Company in the United States with respect to the manufacture, production, assembling, distribution, or sale of products which are the same or similar or related to use or function to those which are manufactured, assembled, sold, or being developed by the Company at any time during the Employee's employment with the Company, or directly or indirectly solicit or contact any present or past (one having active contact within twelve months prior to termination of the Employee's employment) distributor, dealer, customer, client, employee or consultant of the Company (or the Company's subsidiaries or affiliates). It is the desire and intent of the parties that the provision of this section shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.

    The parties hereto recognize and agree that in the event of the breach of any provision of this covenant, there is not a remedy at law adequate to protect the rights and interest of the Company set forth herein, and the parties therefore agree that the Company shall have the right to an injunction enjoining the Employee from violating the provisions of this section. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available for such breach or threatened breach, including the recovery of damages from the Employee. In the event that any restriction contained in this covenant is deemed by any court to be void because it is for an excessive period of time or restricts the Employee from engaging in a business competing with the Company in an excessive geographical area, it is agreed by the parties that said court shall have the right to decrease the time period or geographical area covered by such restriction to a time period and/or geographical area which is not excessive.

    It is understood and agreed that in the event the Company terminates the Employee without cause or if the Company breaches this Agreement and does not cure said breach as provided in paragraph 3(d), the provisions of paragraph 9 are null and void.

    10.  INVENTIONS AND DISCOVERIES.    The Employee hereby sells, transfers
and assigns to the Company or to any person or entity designated by the Company all of the entire right, title and interest of the Employee in and to all inventions, ideas, disclosures and


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improvements, whether patented or unpatented, and copyrightable material made or conceived by the Employee, solely or jointly, during the term hereof which relate to the products and services provided by the Company or which otherwise relate or pertain to the business, functions or operations of the Company. The Employee agrees to communicate promptly and to disclose to the Company in such form as the Employee may be required to do so all information, details and data pertaining to such inventions, ideas, disclosures and improvements and to execute and deliver to the Company such formal transfers and assignments and such other papers and documents as may be required of the Employee to permit the Company or any person or entity designated by the Company to file and prosecute the patent applications and, as to copyrightable material, to obtain copyrights thereof.

    11.  NOTICES.    Any notice required or permitted to be given under this
Agreement shall be sufficient if in writing and if sent by certified mail, return receipt requested, to the Employee's residence, in the case of the Employee, or to the Company, at the principal offices of Ballantyne of Omaha, Inc..

    12.  CONSTRUCTION OF AGREEMENT.    This agreement is intended to be
construed and enforced in accordance with the laws of the State of Nebraska, in the same manner as those executed and performed entirely within the State of Nebraska, and without regard to or aid of any presumption or other rule requiring construction against the party drawing or causing this Agreement to be drawn.

    13.  COMMENCEMENT OF ACTIONS OF PROCEEDINGS.    Any action or proceeding
brought by a party hereto against another and arising out of the Agreement or any breach thereof, may be commenced by the service of process in the same manner as a notice may be served under this Agreement.

    14.  NON-WAIVER.    No provision of this Agreement shall be deemed to have
been waived except if such waiver is contained in a notice given to the party claiming such waiver has occurred and no such waiver shall be deemed to be a waiver of any other or further similar or dissimilar obligation or liability of the party in whose favor the waiver was given..

    15.  ILLEGALITY.    If any provision or provisions hereof (or any part
thereof) or the application thereof to any particular facts or circumstances shall be illegal and unenforceable by reason of any statute or rule of law, the remaining provisions (or parts thereof) of this Agreement or the applications of the particular provision or provisions (or parts thereof) to the other facts or circumstances shall not be affected thereby and shall remain in full force and effect, it being the intention by this section to make clear the agreement of the parties that this Agreement shall be enforced insofar as it may be enforced consistent with law.

    16.  HEADINGS.    The headings of the sections herein are for convenience
only and are part of this Agreement and shall not affect the interpretation thereof.


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    17.  ENTIRE AGREEMENT.    This Agreement contains the entire agreement of
the parties. All prior arrangements or understandings are merged herein. It may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

    18.  SUCCESSORS AND ASSIGNS.    This Agreement shall be binding upon, and
shall inure to the benefit of, the successors and assigns of the Company, whether by merger, consolidation, sale or lease of assets, or otherwise.

    19.  DEFINITION AND GENDER.    All terms used herein shall have their
defined meaning, unless the context clearly indicates otherwise. Pronouns for defined terms shall be construed as masculine, feminine, or neuter, or in the singular or plural, as the sense required, and to include any and all successors and substitutions therefor.


    IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date and year first above written.

                        BALLANTYNE OF OMAHA, INC.



                        By:  /s/ Arnold Tenney
                             ---------------------------
                             Arnold Tenney
                             Chairman



                        By:  /s/ John P. Wilmers
                             ---------------------------
                                John P. Wilmers


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